UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 3, 2009 (March 31, 2009)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

400 Atlantic Street, Suite 1500
Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amended and Restated Multi-Currency, Multi-Option Credit Agreement and Guarantee and Collateral Agreement

On March 31, 2009, Harman International Industries, Incorporated (the “Company”) and its wholly-owned subsidiary, Harman Holding GmbH & Co. KG (“Harman KG”), entered into a Second Amended and Restated Multi-Currency, Multi-Option Credit Agreement (the “Amended Credit Agreement”) with J.P. Morgan Securities Inc., as arranger, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Bank USA, National Association, Bayerische Hypo – Und Vereinsbank AG, New York Branch and Bank of Tokyo – Mitsubishi UFJ Trust Company, as syndication agents, and the other financial institutions party thereto.

The Amended Credit Agreement amended and restated the Company’s Amended and Restated Multi-Currency, Multi-Option Credit Agreement, dated as of June 22, 2006, to, among other things:

●	extend the maturity date of the credit facility provided by the Amended Credit Agreement (the “Credit Facility”) from June 30, 2010 to December 31, 2011;

●	reduce aggregate commitments under the Credit Facility to a maximum of $270,000,000 from $300,000,000;

●	increase the applicable interest rate margins to 3.00% above the applicable base rate for base rate loans, and 4.00% above the applicable LIBOR rate for Eurocurrency loans;

●	increase the facility fee rate to 1.00% per year;

●	limit the Company’s ability to pay dividends or make distributions on its capital stock to a maximum of $5,000,000;

●
limit the ability of the Company and its subsidiaries to make capital expenditures during any 12 month period to $95,000,000 in the aggregate commencing with the four quarter period ending June 30, 2009, subject to adjustment;

●	require that the net proceeds from certain asset dispositions and issuances of debt and equity be applied to prepayment of the Credit Facility, subject to certain exceptions;

●	replace all of the financial condition covenants with the following:

o
Minimum Consolidated EBITDA requirement: the Company is required to maintain consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) above specified amounts based on a schedule starting at $100,000,000 for the four-quarter period ending June 30, 2010, and increasing on a quarterly basis until reaching $250,000,000 for the four-quarter period ending December 31, 2011.  For purposes of this covenant, the Company may adjust EBITDA by adding back up to $100,000,000 of restructuring expenses incurred in any four quarter period;

o
Minimum Liquidity requirement: the Company’s minimum liquidity amount (“Liquidity Amount”) may not be less than: (a) $250,000,000 for the fiscal quarter ending March 31, 2009; (b) $150,000,000 for the fiscal quarter ending June 30, 2009; and (c) $100,000,000 for the fiscal quarter ending September 30, 2009 and each fiscal quarter thereafter, subject to certain exceptions.  Liquidity Amount is defined as cash, subject to certain exceptions, plus availability on the Credit Facility; and

o
Minimum Current Assets Coverage Ratio: the ratio of Consolidated Current Assets to Secured Funded Debt must be equal to or less than 1:00 to 1:00.  Consolidated Current Assets is defined as 70% of net book value of accounts receivable, plus 35% of net book value of inventory, plus up to $25,000,000 of cash, subject to certain exceptions.  Secured Funded Debt is defined as the aggregate exposure under the Credit Facility plus the amount outstanding under certain other secured facilities; and

●
impose limitations on the ability of the Company and its subsidiaries to incur debt and liens, make fundamental changes, sell assets, make investments, undertake transactions with affiliates, undertake sale and leaseback transactions, incur guarantee obligations, modify or prepay certain material debt (including the Company’s convertible notes), enter into hedging agreements and acquire certain types of collateral.

On March 31, 2009, in connection with the execution of the Amended Credit Agreement, the Company, Harman KG, JPMorgan Chase Bank, N.A., as administrative agent, and certain subsidiaries of the Company party thereto, entered into guarantee and collateral agreements that provide, among other things, that the obligations under the Credit Facility are guaranteed by the Company and each of the subsidiary guarantors named therein and that the obligations generally are secured by a first lien on substantially all of the assets of the Company and certain subsidiaries named therein.

The Company has drawn down $260,000,000 of the maximum $270,000,000 available under the Credit Facility.

The Company and Harman KG have agreed to pay each consenting lender a fee which, together other amendment costs, are expected to total approximately $9,000,000.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, General Counsel and Secretary

Date:  April 3, 2009

3